Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-32501 and No. 333-32503 of Unique Casual Restaurants, Inc. on Form S-8 of our report dated October 2, 1998 appearing in this Annual Report on Form 10-K of Unique Casual Restaurants, Inc. for the year ended June 28, 1998.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 13, 1998